EXHIBIT 99.4

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

R2 Technology, Inc.

Three Months Ended March 31, 2006 and 2005

R2 Technology, Inc.

Condensed Consolidated Financial Statements

(Unaudited)

R2 Technology, Inc.

Condensed Consolidated Balance Sheet

March 31, 2006

(In Thousands, Except per Share Amounts)

(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,294
Trade receivables, net of allowance of $130	7,046
Inventories	5,633
Deferred product costs	404
Prepaid expenses and other current assets	1,271

Total current assets	15,648
Property and equipment, net	1,522
Other assets	1,292

Total assets	$18,462

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,833
Accrued compensation	2,375
Accrued and other liabilities	3,433
Current portion of deferred revenue	7,474
Current portion of long-term bank and other debt	1,467
Preferred stock warrant liability	1,031

Total current liabilities	18,613
Long-term bank and other debt	2,780
Redeemable convertible preferred stock	71,761
Stockholders’ deficit:
Common stock	6,410
Common stock warrants	4,302
Accumulated deficit	(85,404)

Total stockholders’ deficit	(74,692)

Total liabilities and stockholders’ deficit	$18,462

See accompanying notes.

R2 Technology, Inc.

Condensed Consolidated Statements of Operations

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue	$11,751	$9,503
Costs and expenses:
Cost of revenue	4,821	3,212
Research and development	2,672	2,078
Sales and marketing	3,321	2,278
General and administrative	1,806	1,794
Patent litigation costs	242	—

Total operating expenses	12,862	9,362

Income (loss) from operations	(1,111)	141
Interest income	23	29
Interest expense	(374)	(323)
Other expense	(473)	—

Net loss before cumulative effect of a change in accounting principle	(1,935)	(153)
Cumulative effect of a change in accounting principle	1,854	—

Net loss	$(81)	$(153)

See accompanying notes.

R2 Technology, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Operating activities
Net loss	$(81)	$(153)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of a change in accounting principle	(1,854)	—
Remeasurement of fair value of warrants to purchase redeemable convertible stock	474	—
Depreciation and amortization	313	375
Gain on disposal of property	—	3
Stock-based compensation	49	(18)
Amortization of warrants issued in connection with debt financing	174	171
Changes in operating assets and liabilities:
Trade receivables	2,198	298
Inventories	(309)	(778)
Prepaid expenses and other current assets	100	(396)
Deferred product costs	167	(5)
Accounts payable	(855)	(1,594)
Accrued compensation	(1,188)	(542)
Accrued and other liabilities	821	192
Deferred revenue	(111)	(108)

Net cash used in operating activities	(102)	(2,555)

Investing activities
Purchases of property and equipment	(80)	(139)

Net cash used in investing activities	(80)	(139)

Financing activities
Borrowings under bank and other debt	9,000	—
Principal payments under bank and other debt	(12,343)	(1,482)
Proceeds from exercise of common stock options	14	71

Net cash used in financing activities	(3,329)	(1,411)

Net decrease in cash and cash equivalents	(3,511)	(4,105)
Cash and cash equivalents:
Beginning of the period	4,805	8,874

End of the period	$1,294	$4,769

See accompanying notes.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements

March 31, 2006 and 2005

(Unaudited)

1. Organization and Basis of Presentation

Organization

R2 Technology, Inc. (the Company), incorporated in Delaware in May 1993, develops, manufactures and sells proprietary medical imaging solutions to assist physicians in the detection of cancer and other abnormalities and medical conditions. The Company’s ImageChecker system, a computer-aided detection (CAD) product, was approved by the United States Food and Drug Administration (FDA) for both screening and diagnostic mammography in 1998. The Company’s ImageChecker-CT system for the detection of lung nodules and pulmonary filing defects in multi-detector CT chest exams was approved by the FDA in 2004.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. The interim financial information is unaudited and does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of adjustments of a normal recurring nature and of adjustments reflecting adoption of Statement of Financial Accounting Standards (“SFAS”) 123(R) (see Note 2) and change in accounting for preferred stock warrants (see Note 3) ) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

1. Organization and Basis of Presentation (continued)

Basis of Presentation (continued)

The accompanying condensed financial statements have been prepared assuming the Company will continue to operate as a going concern. As of March 31, 2006, the Company had an accumulated deficit of $85,404,000 and has experienced recurring losses. Future capital requirements depend on many factors, including the Company’s ability to execute its business plan. To date, the Company has financed its operations primarily with proceeds from private equity and debt offerings. Should additional financing be required, there can be no assurance that the Company will be able to raise additional financing or that financing will be available at satisfactory terms. If such financing is not available, the Company may need to reevaluate its operating plans or significantly curtail operations. If anticipated operational goals are not achieved, management has the intent and the ability to delay or reduce operating expenses and capital expenditures to enable the Company to continue operations through at least January 1, 2007.

2. Summary of Significant Accounting Policies

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with the U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. These estimates include, but are not limited to, collectibility allowances for accounts receivable, allowances for excess and obsolete inventory, allowances for deferred tax assets, and fair value of the Company’s common stock. Actual results could differ from these estimates.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

As permitted by the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), and SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of SFAS No. 123 (“SFAS 148”), the Company historically accounted for stock-based awards to employees using the intrinsic-value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Stock-based awards to consultants and other nonemployees were accounted for using the fair-value method in accordance with SFAS 123, Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and EITF D-90, Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to a Nonemployee.

On December 16, 2004, the FASB issued SFAS 123(R), which is a revision of SFAS No. 123. SFAS 123(R) supersedes APB No. 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS No. 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS 123(R) must be adopted for fiscal years starting after June 15, 2005. As a result, the Company adopted SFAS 123(R) starting in its fiscal first quarter of 2006, which began on January 1, 2006.

The Company adopted SFAS 123(R) using the prospective transition method outlined in SFAS 123(R). A prospective transition method is one in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of APB Opinion No. 25 and its related interpretative guidance for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. As a result, the Company did not recognize any stock-based compensation expense related to unvested option grants issued prior to the adoption of SFAS 123(R).

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

SFAS 123(R) requires companies to utilize an estimated forfeiture rate when calculating the expense for the period, whereas, SFAS 123 permitted companies to record forfeitures based on actual forfeitures, which was the Company’s historical policy under SFAS 123. The Company has not applied an estimated forfeiture rate to stock-based awards issued in the quarter ended March 31, 2006 as its effect would be immaterial.

Under SFAS 123(R), the Company estimated the fair value of stock options granted using the Black-Scholes option-pricing formula and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The fair values of stock options granted to employees for the three months ended March 31, 2006 were estimated at the date of grant using the Black-Scholes model with the following weighted-average assumptions: risk-free interest rate of 4.86%; expected volatility of 75%; no dividend yields; and a weighted-average expected life of the options of 6 years. The expected term of options granted is determined using the “shortcut” method allowed by SAB 107. Under this approach, the expected term would be presumed to be the mid-point between the vesting date and the end of the contractual term. The shortcut approach is not permitted for options granted, modified or settled after December 31, 2007. Since the Company is a privately held entity with no historical data on volatility of its stock, the expected volatility used in fiscal 2006 is based on volatility of similar entities (referred to as “guideline” companies). In evaluating similarity, the Company considered factors such as industry, stage of life cycle, size, and financial leverage. SFAS 123(R) also requires the Company to reflect the benefits of tax deductions in excess of recognized compensation cost to be reported as both a financing cash inflow and an operating cash outflow upon adoption. The Company has recognized no tax benefits to date. For the three months ended March 31, 2006, the total compensation cost related to stock-based awards granted to employees and directors and accounted for under SFAS 123(R) but not yet recognized was approximately $282,000. This cost will be amortized on a straight-line basis over a weighted-average period of approximately 4 years. Amortization in the three months ended March 31, 2006 was $23,000.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

In the three months ended March 31, 2006, the Company also recorded $26,000 of stock-based compensation expense related to options granted to nonemployees. These options were valued using the Black-Scholes option pricing model with the following weighted-average assumptions: contractual life of ten years, risk-free interest rate of 4.56%, volatility of 75%, and no dividends expected during the term. The values attributable to these options have been amortized over the service period on a graded vesting method, and the vested portion of these options was re-measured at each vesting date.

Employee and nonemployee stock-based compensation was allocated in the Statement of Operations as follows:

Three Months Ended March 31, 2006
Cost of revenue	$8
Research and development	3
Sales and marketing	8
General and administrative	30

$49

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

Activity under the Company’s stock-based compensation plans is as follows:

	Number of Shares	Weighted-Average Exercise Price Per Share
Balance at December 31, 2005 (3,201 shares exercisable at a weighted-average exercise price of $2.31 per share)	9,336	$2.17
Granted	289	2.00
Canceled	(207)	2.55
Exercised	(70)	0.20

Balance at March 31, 2006 (3,580 shares exercisable at a weighted-average exercise price of $2.32 per share)	9,348	$2.17

The following table summarizes information about options outstanding, vested and exercisable at March 31, 2006 (unaudited):

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (Years)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$0.25-$1.50	416	1.96	$1.09	416	$1.09
$2.00-$2.00	7,312	8.78	$2.00	1,893	$2.00
$2.20-$2.25	394	3.69	$2.23	394	$2.23
$2.75-$2.75	528	7.65	$2.75	310	$2.75
$3.25-$3.25	19	5.58	$3.25	19	$3.25
$3.50-$3.50	20	5.85	$3.50	20	$3.50
$3.75-$3.75	248	7.25	$3.75	184	$3.75
$4.00-$4.00	46	5.71	$4.00	46	$4.00
$4.25-$4.25	35	5.80	$4.25	35	$4.25
$4.50-$4.50	331	6.96	$4.50	261	$4.50

$0.25-$4.50	9,348	8.05	$2.17	3,580	2.32

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

3. Cumulative Effect of Change in Accounting Principle

On June 29, 2005, the FASB issued Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. This Staff Position affirms that such warrants are subject to the requirements in Statement 150, regardless of the timing of the redemption feature or the redemption price. Therefore, under Statement 150, the freestanding warrants that are related to Company’s convertible preferred stock are liabilities that should be recorded at fair value. The Company adopted FSP 150-5 on January 1, 2006 and accounted for the cumulative effect of the change in accounting principle. The impact consisted of a $1,854,000 cumulative gain for adoption, reflecting the difference between fair value of the warrants as of adoption date and original fair value, and $473,000 of additional expense that has been recorded in other expense to reflect the increase in fair value between January 1, 2006 and March 31, 2006.

The warrants will be subject to re-measurement at each balance sheet date and any change in fair value will be recognized as a component of other income (expense), net. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise of the warrants, the completion of a liquidation event, or expiration of the warrants.

4. Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. As of the balance sheet date, inventories consisted of the following (in thousands):

March 31, 2006
Components	$3,607
Work in process	282
Finished goods	1,744

Total	$5,633

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

5. Debt Financing

As of March 31, 2006, the Company has a revolving line of credit under a Loan and Security Agreement with a financial institution for borrowings of up to $8,000,000, collateralized by a security interest in all of the Company’s assets, excluding intellectual property. The agreement as subsequently amended in April 2006 expires on April 13, 2007. See Note 11, “Subsequent Events” for further details. The borrowing base is limited to the sum of 80% of qualified accounts receivable as defined in the agreement less any prior borrowings under the credit line. Borrowings under this agreement bear interest at the prime rate plus 1.0% and are payable monthly. As of March 31, 2006, there was no outstanding borrowing under the revolving credit line and the borrowing base was limited to $3,954,000. Under the Loan and Security Agreement, the Company also obtained a $2,000,000 term loan, which is collateralized by a security interest in all assets, excluding intellectual property, and bears interest at a fixed rate of 5.625%. Payments are made in equal monthly installments of principal plus interest over 33 months, beginning in July 2003. As of March 31, 2006, the term loan was fully paid off.

Under the Loan and Security Agreement, amended in 2005, the Company also obtained a $500,000 term loan, which is collateralized by a security interest in all assets, excluding intellectual property, and bears interest at a fixed rate of 5.625%. Payments are made in equal monthly installments of principal plus interest over 36 months, beginning in May 2005. As of March 31, 2006, $347,000 in principal payments was outstanding under the term loan.

Borrowings under the Amended Loan and Security Agreement require the Company to maintain a financial covenant, as defined in the agreement, with minimum monthly tangible net worth of $1 in 2006. The Company was in compliance with the financial covenant as of March 31, 2006.

6. Subordinated Debt Financing

On January 28, 2004, the Company secured $6,500,000 in senior subordinated notes from a syndicate of private investors. The notes are repayable in five installments of $1,300,000 which are due on January 28, 2005, and annually thereafter. Interest accrues at a rate of 11% and is payable beginning on March 31, 2004, quarterly thereafter, and on the date of the final principal payment. At March 31, 2006, $3,900,000 in principal payments was outstanding under this agreement.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

6. Subordinated Debt Financing (continued)

The Company may prepay the notes at 120% of principal plus accrued interest. In the event of change of control of the Company or initial public offering, the notes are mandatorily redeemable at between 100% to 150% of principal plus accrued interest.

In connection with this financing, the Company issued fully vested warrants to purchase 1,088,615 shares of common stock to the investors at an exercise price of $3.00 per share, which expire upon the earlier of five years after the closing date or three years after the completion of an initial public offering. The fair value of the warrants of $2,784,000 was recorded as deferred financing costs on the issuance date and was determined using the Black-Scholes pricing model with the following assumptions: contractual life of five years, risk-free interest rate of 4.30%; volatility of 75% and no dividends during the expected term. The deferred financing costs are being amortized to interest expense over the five-year repayment period of the related notes.

In March 2005, the holders of the senior subordinated debt and the Company settled a dispute relating to a possible declaration of default in exchange for lowering the exercise price of the warrants that the holders received under this agreement from $3.00 to $1.00 per share. As a result of the reduction in exercise price, the Company recorded the $523,000 incremental fair value of the warrants as additional deferred financing costs as of December 31, 2004 and is amortizing this amount to interest expense over the remaining repayment period of the related notes.

7. Litigation

On April 28, 2005, the Company issued a notice of dispute of patent infringement to iCAD, Inc. in accordance with the provisions of the September 8, 2003 litigation settlement agreement between the Company and iCAD, Inc. The Company could not resolve its dispute with iCAD, Inc., so on May 11, 2005, the Company made a demand for arbitration of the patent dispute as provided under the Settlement Agreement. iCAD, Inc. responded to the Company’s demand for arbitration by denying the Company’s allegation of infringement and asserting a counterclaim that the Company’s products infringe patents owned by iCAD, Inc. The Company has denied such allegations, and arbitration for this dispute began in July 2005. An arbitration decision was subsequently issued in April 2006 which determined that iCAD did not infringe the disputed patents owned by R2, and that R2 did not infringe the disputed patents owned by iCAD.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

7. Litigation (continued)

On December 30, 2005, a Supplier filed a breach of contract suit claiming the Company verbally agreed to purchase a certain number of scanners for use in the Company’s products totaling $1,604,000. The Company disputes the claim that an agreement was reached. The Company cannot predict how the court will rule on this issue or, if it does rule against the Company, estimate a range of potential loss, if any, due to the uncertainty of the litigation process, however the Company does not believe that the outcome of this matter will materially affect the Company’s financial position, results of operations or cash flows.

On October 20, 2005, the Company notified another Supplier that beginning in 2006 the Company would no longer purchase inventory from such Supplier under a purchase agreement that required the Company to purchase a minimum of $1,890,000 in inventory from the Supplier in 2006. The Company notified the Supplier that an event occurred as defined in the agreement that allows the Company to discontinue its purchase of inventory with no liability to the Company. Subsequently, counsel for the Supplier has contacted the Company disputing that the agreement allows for the Company to discontinue purchasing the minimum amount of inventory with no liability to the Company and has threatened litigation for damages if the Company does not purchase the inventory. The Supplier is alleging claims totaling $806,000 and the Supplier’s sub-supplier is alleging claims totaling euro 974,000. While the Company believes it had the right to discontinue purchases of inventory, the Company accrued for an amount that represents management’s estimate of the probable liability related to this matter.

8. Indemnification Guarantees

The Company generally agrees to indemnify its customers and other licensees against legal claims that the Company’s software products infringe certain third-party intellectual property rights and accounts for its indemnification obligations under SFAS No. 5. In the event of such a claim, the Company is generally obligated to defend its customer against the claim and to either settle the claim at the Company’s expense or pay damages that the customer or licensee is legally required to pay to the third-party claimant. To date, the Company has not been required to make any payment resulting from infringement claims asserted against its customers and licensees. As such, the Company has not provided for an infringement accrual as of March 31, 2006.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

9. Segment and Geographic Information

The Company operates in one reportable segment and is engaged in the development, manufacture, and sale of proprietary medical imaging solutions to assist physicians in the detection of cancer and other abnormalities and medical conditions. A single management team that reports to the chief executive officer comprehensively manages and operates the Company as one business entity. The nature of the Company’s production processes, as well as type of customers and distribution method are consistent across all of the Company’s products. Accordingly, the Company does not accumulate discrete financial information for separate product areas and does not have separately reportable segments as defined by SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information.

For the three months ended March 31, 2006 and 2005, respectively, sales in foreign countries were less than 10% of total revenue. All of the Company’s long-lived assets are located in the United States.

10. Related-Party Transactions

In October 1993, the Company entered into an exclusive license agreement for a CAD system with a unique display with an individual who was an officer of the Company at the time of the agreement and a former member of the Board of Directors. The Company is obligated to pay a royalty of 1% of sales from products using the licensed technology, with a minimum royalty of $12,500 per quarter. Royalties related to products sold during the three months ended March 31, 2006 and 2005 totaled $77,000 and $58,000, respectively. Royalty fees accrued at March 31, 2006 were approximately $77,000.

In 2001, the Company began selling a version of its digital mammography product to an original equipment manufacturer that also holds a total of 2,659,615 shares of the Company’s Series D-1, E-1, and G-1 redeemable convertible preferred stock. Revenues earned from sales of its products to this stockholder were $1,200,000 and $255,000 during the three months ended March 31, 2006 and 2005, respectively.

In 2004, the Company paid a relocation allowance to an officer of the Company that was not utilized by the officer within the specified time frame. As of March 31, 2006, the Company had a receivable of $110,000 from this officer which must be repaid by March 15, 2007.

R2 Technology, Inc.

Notes to Condensed Consolidated Financial Statements (continued)

March 31, 2006 and 2005

(Unaudited)

11. Income Taxes

The Company typically provides for income taxes during interim reporting periods based upon an estimate of its annual effective tax rate. The Company also periodically reassesses need for reserves to cover the cost of additional tax exposure items on the filing of federal and state income tax returns as well as filings in foreign jurisdictions. Each of these filing jurisdictions may audit the tax returns filed and propose adjustments. Adjustments arise from a variety of factors, including different interpretations of statutes and regulations. There is no provision for U. S. federal or state or foreign income taxes because the Company has incurred operating losses, not benefited.

12. Subsequent Events

Loan and Security Agreement

In April 2006, the Company extended its Loan and Security Agreement until April 13, 2007, with minimum monthly tangible net worth covenant as defined in the Agreement but not less than $1.

Merger and Acquisition

On April 24, 2006, the Company signed a definitive agreement to be acquired by Hologic, Inc. The purchase price for the transaction will be $220,000,000 (subject to adjustment) payable in shares of Hologic Common Stock. The number of Hologic shares provided to Company stockholders will be equal to $220,000,000 divided by the ten-trading day average of the closing price per share of Hologic Common Stock for the period ending two trading days prior to the closing date. This transaction is expected to close upon the approval of the Company stockholders at a stockholder meeting in July 2006 subject to customary closing conditions.